UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 3, 2017

PROLOGIS, INC.

PROLOGIS, L.P.

(Exact name of registrant as specified in charter)

Maryland (Prologis, Inc.) Delaware (Prologis, L.P.)	001-13545 (Prologis, Inc.) 001-14245 (Prologis, L.P.)	94-3281941 (Prologis, Inc.) 94-3285362 (Prologis, L.P.)
(State or other jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer IdentificationNo.)

Pier 1, Bay 1, San Francisco, California	94111
(Address of Principal Executive Offices)	(Zip Code)

Registrants’ Telephone Number, including Area Code: (415) 394-9000

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240 13e-4(c))

Item 5.02.Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 3, 2017, we executed a letter agreement with our Chief Executive Officer, Hamid R. Moghadam, which, with respect to any equity award granted to him under our incentive plans or programs after January 1, 2017, (1) made him ineligible for any accelerated, full or modified vesting pursuant to retirement eligibility requirements of any applicable plan or award and (2) for so long as Mr. Moghadam continues to provide services as an employee or member of the board of directors, or substantive services as a consultant, independent contractor or agent to us or related companies (as defined in the agreement), vesting shall continue in accordance with the applicable plan and award document, as if he were providing continuous services as our employee for so long as such service relationship continues.

The letter agreement between Prologis, Inc. and Mr. Moghadam is included herewith as Exhibit 10.1, and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits
(d)	Exhibits

Exhibit No.	Description

10.1	Letter Agreement dated February 3, 2017 by and between Prologis, Inc. and Hamid R. Moghadam

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PROLOGIS, INC.

Date: February 3, 2017	By:	/s/ Deborah K. Briones
	Name:	Deborah K. Briones
	Title:	SVP, Associate General Counsel

PROLOGIS, L.P. By: Prologis, Inc., its General Partner

Date: February 3, 2017	By:	/s/ Deborah K. Briones
	Name:	Deborah K. Briones
	Title:	SVP, Associate General Counsel

Exhibit Index

Exhibit No.	Description

10.1	Letter Agreement dated February 3, 2017 by and between Prologis, Inc. and Hamid R. Moghadam